 EXHIBIT 10.1
 STOCK PURCHASE AGREEMENT
 BETWEEN
 UNICO, INC. AND STARLICON GROUP

 S1_EX-23

                            STOCK PURCHASE AGREEMENT

           AGREEMENT made as of November 30, 1997, by and between Unico, Inc., a
New Mexico corporation (UNICO); Starlicon Group, Inc., a Nevada Corporation
("Seller or SGI"); and Starlicon International Corporation, a California
corporation ("SI").

           WHEREAS, Seller desires to sell, and UNICO desires to purchase and acquire from Seller all outstanding shares of SI, upon the terms and subject to the conditions set forth herein; and,

           WHEREAS, SGI owns 100% of the issued and outstanding shares of SI;

           NOW, THEREFORE, in consideration of the mutual agreements recited herein, the parties agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

           1.1 Purchase and Sale. Subject to the terms and conditions of this
Agreement, and in reliance upon the representations and warranties set forth herein, on the Closing Date, as defined herein, Seller will issue, sell, transfer and deliver to UNICO, and UNICO shall acquire from Seller, 100% of the issued and outstanding Capital Stock of SI, free and clear of all liens, pledges, encumbrances, charges, and claims thereon ("the Shares"). Within 30 days thereafter the UNICO shares paid to SGI as consideration pursuant to
Section 1.2 of this Agreement shall be distributed to the shareholders of SGI.

           1.2 Base Purchase Price. The purchase price for the Shares shall be an amount equal to SI's Total Revenue (defined as "Sales," less "Sales Returns,"
(including return merchandise authorizations ("RMAs") less "Interest Income") as reported in SI's audited financial statements for the twelve month period ending
November 30, 1997 ("Base Purchase Price" and "Base Total Revenue"). One-third of the Base Purchase Price shall be paid in the form of UNICO common stock and two-thirds of the Base Purchase Price shall be paid in the form of UNICO Series
A Preferred Stock. No fractional shares of either class of stock will be issued.

           1.2.1 Unico Common Stock For the purpose of this Agreement, UNICO common stock shall be deemed to have a value of $1.40 per share.

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           1.2.2 Unico Series A Preferred Stock

                     a.        Number of Shares Issued. The number of UNICO
                               Series A Preferred Shares to be issued pursuant
                               to Section 1.2 of this Agreement shall be
                               determined by multiplying the number of common
                               shares issued pursuant to Section 1.2 times
                               0.002.

                     b.        The rights and preferences of the Series A
                               Preferred Shares are as set forth on Exhibit
                               1.2.2

           1.3 Supplemental Purchase Price. As soon as reasonably practical after SI's audited Total Revenue Statements for the 12 month period ending
November 30, 1998 are available, a Supplemental Purchase Price shall be determined in accordance with the following formula:

                SPP= (NTR - BTR) X0.5

                     Where:

                SPP= Supplemental Purchase Price in dollars

                NTR= New Total Revenue - 12 months ending November 30, 1998 as defined in Section 1.2.

                BTR= Base Total Revenue as defined in Section 1.2.

In the event the value of SPP as determined above is 0 or a negative number, no further payments shall be due. Payments of the Supplemental Purchase Price, if
any, shall be in the form of shares of UNICO Series A Preferred Stock. The number of such shares shall be determined by the following formula:

                Number of Preferred Shares=       SPP
                                             ---------------
                                             (1000) x (1.4)

No fractional shares will be issued.

                                   ARTICLE II

                             ADDITIONAL TRANSACTIONS

           2.1 Confidentiality and Non-Competition Agreement. At the Closing,
UNICO and the officers of SI, will enter into an agreement with UNICO agreeing not to disclose to any third party (other than their attorneys, accountants and advisers) any confidential information relating to SI or its business, except as required to be disclosed by law, and agreeing not to compete with SI for a period of three years following the Closing Date. Such agreement

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shall be in form and substance reasonably satisfactory to SGI, SI and UNICO.

           2.2 Constitution of the Board of Directors. On Closing the Board of
Directors will be satisfactory to both UNICO and Seller and will comply as of
February 22, 1998 with the new NASD requirements under the Small Cap Market
System.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SGI AND SI

           SGI, and to the extent applicable SI, jointly make the following representations and warranties to UNICO, each of which shall be deemed material, and UNICO, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representation and warranty:

           3.1 Valid Corporate Existence; Qualifications. SGI and SI ("the
Companies") are corporations duly organized, validly existing and in good standing under the laws of the State of California and Nevada, respectively.
Each of the Companies has the corporate power to carry on its business as now conducted and to own its assets. Each company is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth in Exhibit 3.1, which are the only jurisdictions in which the
Companies are required to qualify in order to own their assets or properties or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that either Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein which could reasonably be expected to have a materially adverse effect upon the business of SI. The copies of the Companies' Certificates of Incorporation
(certified by the Corporation's secretary), as amended to date, which have been exhibited to UNICO with respect to SGI and delivered to UNICO with respect to
SI, are true and complete copies of those documents as now in effect. The minute books of SGI and SI contain accurate records of all material meetings of its
Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein.

           3.2 Capitalization. The authorized capital stock of SI consists of
1,000 shares of Common Stock, no par value, of which 1,000 shares of Common
Stock are issued and outstanding. All of such shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and non assessable.

           3.3 Subsidiaries. Except as set forth in Exhibit 3.3, there are no corporations, partnerships and other business entities controlled by SI. As used herein, "controlled by" means (i) the

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ownership of not less than 50% of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise.

           3.4 Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of SGI and/or SI to enable them to enter into and carry out this Agreement in all material respects have been, or prior to the
Closing will have been, obtained.

           3.5 Corporate Authority; Binding Nature of Agreement; Title to
Shares. SGI and SI have the corporate power to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by their Boards of Directors and, except for the approval of SGI's shareholders, no other corporate proceedings on the part of SGI or SI are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes
Sellers valid and binding obligation and is enforceable in accordance with its terms. At the Closing, SGI will be the sole record and beneficial owner of the
Shares, free and clear of all manner of liens, charges, encumbrances, and claims, will have good and marketable title to the Shares, and will have, the absolute and unqualified right to sell, transfer and deliver such Shares to
UNICO. The delivery of the Shares to UNICO at the Closing pursuant to the provisions of this agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

           3.6 Financial Statements. The books of accounts of SI, taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. The unaudited financial statements of SI for the period ending November 30, 1997 fairly present the financial position of SI as of said date and the results of their operations for such period and were prepared in conformity with generally accepted accounting principles. Such financial statements will be audited within sixty (60) days following the Closing Date.

           3.7 Liabilities. As at November 30, 1997 (the "Balance Sheet Date"),
SI had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against on SI's balance sheet as at November 30, 1997 (the "Balance Sheet") or in the footnotes thereto or in the exhibits to this Agreement.

           3.8  Action Since Balance Sheet Date.  Except as otherwise expressly provided or set forth in, or required by this Agreement,

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since the Balance Sheet date, SI has not (and will not have as of the Closing
Date): (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrances, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any liens or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction except in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

           3.9 Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, there have been no changes in the properties, operations or financial condition of SI, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of SI, SI and SGI do not know of any development or threatened development of a nature that is, or which could be reasonably expected to have a materially adverse effect upon the business of SI or upon any of its assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature. This representation will also be true on the Closing date.

           3.10 Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employee's income withholding, social security and

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unemployment taxes imposed by the United States, any state or any foreign county, or by any other taxing authority, which have or may have become due or payable by SI and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by SI with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or, to the knowledge of SGI or SI, threatened against SI.

           3.11 Ownership of Assets. SI owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges, except those listed on Exhibit 3.11. Exhibit 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by SI or in which SI has an interest. Except as set forth in Exhibit 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets.
Such assets so owned or leased are, in the reasonable business judgment of SGI and/or SI, sufficient to permit SI to conduct its business as now conducted.
Except as set forth in Exhibit 3.11, SI is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. SGI and SI do not know, or have reasonable grounds to know of, any violation by others of the trademark, trade name or patent rights of SI. SI is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of SGI and SI are threatened, and no claim has been received by SGI or SI alleging any such violation.

           3.12 Insurance. Exhibit 3.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by SI as of the date hereof. Except as set forth in Exhibit 3.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth in said Exhibit 3.12, neither SGI, nor SI, know of any state of facts, or of the occurrence of any event which might reasonably or form the basis for any claim against SI not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission.

           3.13 Litigation, Compliance with Law. Except as set forth in Exhibit
3.13, there are no actions, suits, proceedings or governmental investigations relating to SI or to any of its

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properties, assets or business pending or, to the knowledge of SGI or SI, threatened, or any order, injunction, award or decree outstanding against SI or against or relating to any of its respective properties, assets or business; and
SGI and SI know of no basis for any such action, suits or proceedings within the past two years or any such governmental investigation, orders, injunctions or decrees. SI is in not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which could be reasonably expected to have a materially adverse effect upon the business of SI.

           3.14 Real Property. Exhibit 3.14 sets forth a brief description of all real property which is owned by, or leased to SI. SI owns outright the fee simple title in and to the real properties shown on said Exhibit 3.14 as being owned by SI, free and clear of all claims, liens, mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described in Exhibit
3.14. The real property leases described in Exhibit 3.14 that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid. Except as set forth in Exhibit 3.14, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by SI conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

           3.15 Agreements and Obligations, Performance. Except as listed and briefly described in Exhibit 3.15 (the "Listed Agreements") SI , is not a party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $5,000 that cannot be canceled on thirty (30) days or less notice without penalty; (ii) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iii) contract for the purchase or sale of any materials, products or supplies for a fixed term; (iv) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (v) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (vi) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (vii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (viii) union or other collective bargaining agreement; (ix) agreement, commitment or understanding relating to indebtedness for borrowed money; (x) contract which, by its terms,

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requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xi) contract containing covenants limiting the freedom of SI to engage or compete in any line or business with any person in any geographical area; (xii) contract or option relating to the acquisition or sale of any business; (xiii) voting trust agreement or similar shareholders'
agreement; (xiv) other contract, agreement, commitment or understanding which materially affects any of SI's properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. A true and correct copy of each of the written Listed Agreements has been delivered to UNICO. SI has in all material respects performed all obligations required to be performed by it to date under all of the Listed
Agreements, is not in default in any material respect under any of the Listed
Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. SGI and SI know of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

           3.16 Condition of Assets. All machinery and equipment regularly used by SI in the conduct of its business is in operating condition and repair, ordinary wear and tear excepted. The inventories of SI are substantially in usable and saleable condition and in reasonable balance, and such inventory in the aggregate is saleable at least at the value at which it is carried on SI's books.

           3.17 Accounts Receivable. To the knowledge of SGI and SI, all of the accounts receivable reflected in the books of account of SI are valid and arose in the ordinary course of its business, from the sale of services or goods, and
SGI and SI do not know, or have reason to know, of any valid defense or right of set-off to the rights of SI to collect such accounts receivable in the full amounts shown on such books of account less any reserves on the Balance Sheet.

           3.18 Permits and Licenses. Exhibit 3.18 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by SI. SI has all permits, license, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of SGI and SI, no suspension or cancellation of any of such permits, licenses, etc., is threatened; and SI is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued permits, licenses, orders, franchises and approvals. Exhibit 3.18 also sets forth a brief description of all motor vehicles owned or leased by SI and the state of title thereof.

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           3.19 Banking Arrangements. Exhibit 3.19 sets forth the name of each bank in or with which SI has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box including the names of all persons currently authorized to draw thereon or having access thereto, and the names of all persons, if any, now holding powers of attorney from SI and a summary statement of the terms thereof.

           3.20 Interest in Assets. Except as set forth in Exhibit 3.20, neither
SGI nor any of SI's shareholders or affiliates, owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of SI.

           3.21 Salary Information. Exhibit 3.21 contains a list of the names and current salary rates of and bonus commitments to all present officers of SI, and the names and current annual salary rates of all other persons employed by
SI whose annual salaries exceed $25,000.00.

           3.22 Employee Benefit Plans. SI maintains no "pension" and "welfare"
benefit plans (within the respective meanings of sections 3(2) and 3(1) of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA")), nor does it make employer contributions with respect to its employees. SI acquired no such plans and assumed no such contribution obligations in connection with the acquisition of its existing business.

           3.23 No Breach. Neither the execution and delivery of this Agreement by SGI and/or SI nor compliance by SGI and/or SI with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                    (a) violate or conflict with any provision of the
Certificate of Incorporation or By-Laws of SGI or SI;

                    (b) violate, or with the passage of time, result in the
material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which SGI or SI is a party or by which either its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                    (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of SI pursuant to the terms of any such agreement or instrument;

                    (d) violate any judgment, order, injunction, decree or award against, or binding upon, SGI or SI or upon their respective properties or assets; or

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                    (e) violate any law or regulation of any jurisdiction
relating to SGI or SI or any of their respective securities, assets or properties.

           3.24 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between SGI and
UNICO without the intervention of any broker, finder, investment banker or other third party except one party, to be paid by SGI, and another party, to be paid by UNICO. Except for such parties, neither UNICO or SGI have engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

           3.25 Labor Discussions. Except with respect to the agreements listed in Exhibit 3.15 pursuant to Section 3.15(viii), SI is not, and has not, during the past three years, been involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. With respect to said Agreements, Exhibit 3.15 sets forth a description of the status thereof, including any demands or proposals with respect to the renewal, extension or replacement thereof.

           3.26 Change of Name. SI has not conducted business under any name during the past three (3) years except those set forth on Exhibit 3.26.

           3.27 Backlog. Exhibit 3.27 sets forth as of November 30, 1997 the name, aggregate contract price, revenues received to date and balance remaining upon all orders then in progress or under contract. The aggregate backlog of SI as at November 30, 1997 is set forth in Exhibit 3.27.

           3.28 Environmental. Except as previously disclosed or set forth on
Exhibit 3.28, neither SI nor any previous owner, tenant, occupant or user of any real property of SI, used, generated, manufactured, installed, released, discharge, stored or disposed of any "Hazardous Materials," as defined below, on, under, in or about the side of any such property. The term "Hazardous
Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which SI and its subsidiaries, if any, conduct business, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of California Law,
(ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance"
pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33
U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the
Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C.

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6903), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the
Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
6901 et seq. (42 U.S.C. 9601). The current operations of SI and its current and past use comply and then complied; with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the
Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal
Act, the Resource Conservation Recovery Act, the Comprehensive Environmental
Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances of the state, city and country in which such property is located.
All sewage and waste discharge at such property is and has been discharged in compliance with applicable federal, state and local law. No wells of any kind which may exist on such property have or have been receiving any discharges.
There are no underground storage tanks of any kind at any such property.

           3.29 Untrue or Omitted Facts. No representation, warranty or statement by SGI or SI in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.
Without limitation of the foregoing, there is no fact known to SGI or SI, that has had, or which may be reasonably expected to have, a materially adverse effect on SI or any of its assets, properties and business and that has not been disclosed in writing to UNICO.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF UNICO

               UNICO makes the following representations and warranties to SGI, each of which shall be deemed material, and SGI, in executing this Agreement, has relied and will rely on the correctness and completeness of such representations and warranties:

           4.1 Valid Corporate Existence; Qualification. UNICO is a corporation duly organized, validly existing and in good standing under the laws of the
State of New Mexico. UNICO has the corporate power to carry on its business as now conducted and to own its assets. UNICO is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth in Exhibit 4.1, which are the only jurisdictions in which UNICO is required to qualify in order to own its assets or properties or to carry on its business as now conducted, and there had not been any claim by any other jurisdiction to the effect that UNICO is required to qualify or otherwise be authorized to do business as a foreign corporation therein which could reasonably be expected to

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have a materially adverse effect upon the business of UNICO. The copies of
UNICO's Certificate of Incorporation (certified by the Secretary of State of New
Mexico) and By-Laws (certified by UNICO's secretary), as amended to date, which have been delivered to SGI, are true and complete copies of those documents as now in effect. The minute books of UNICO contain accurate records of all material meetings of its Board of Directors, Executive Committee of the Board,
if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein.

           4.2 Capitalization. The authorized capital stock of UNICO consists of
50,000,000 shares of Common Stock, par value $.20 per share, and 8,000,000 shares of Preferred Stock of which 986,590 shares of Common Stock are issued and outstanding. None of the Preferred Shares are issued and outstanding. All of such shares of Common Stock and Preferred Stock are duly authorized and, in the case of the Common Stock, validly issued and outstanding, fully paid and nonassessable. Except as set forth on Exhibit 4.2, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which
UNICO is a party or by which any person is bound, calling for the issuance, transfer, sale or other disposition of securities of UNICO convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of UNICO.

           4.3 Subsidiaries. Except as set forth on Exhibit 4.3, there are no corporations, partnerships and other business entities controlled by UNICO. As used herein, "controlled by" has the meaning set forth in Section 3.3 of this
Agreement.

           4.4 Consents. The consent of all requisite governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by, or on the part of UNICO to enable it to enter into and carry out this Agreement, have been, or prior to the Closing will have been, obtained.

           4.5 Corporate Authority; Binding Nature of Agreement; Title to
Shares. UNICO has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other corporate proceedings on the part of UNICO are necessary to authorize the execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby. This
Agreement constitutes UNICO's valid and binding obligation and is enforceable in accordance with its terms. At the Closing, UNICO will have the absolute and unqualified right to issue, transfer and deliver its common and preferred shares to SGI. The delivery of the Common and Preferred Stock to SGI at the Closing
pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

                                      -12-

S1_EX-35

           4.6 Financial Statements. The books of accounts of UNICO taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. The unaudited financial statements of UNICO for the period ending November 30, 1997 fairly present the financial position of UNICO as of said date and the results of its operations for such period and were prepared in conformity with generally accepted accounting principles. Such financial statements will be audited within sixty (60) days following the end of UNICO's fiscal year ending February 28, 1998.

           4.7 Liabilities. Except as set forth in Exhibit 4.7, as of November
30, 1997 (the "Balance Sheet Date"), UNICO had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against on UNICO's balance sheet as at
November 30, 1997 (the "Balance Sheet Date") or in the footnotes thereto or in the exhibits to this Agreement.

           4.8 Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by this Agreement, since the Balance Sheet date, UNICO has not (and will not have as of the Closing Date): (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii)
incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrances, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and liabilities incurred since the
Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any liens or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii)
entered into any transaction except in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock;
(x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi)
incurred any indebtedness for borrowed money (except for endorsement, for collection or

                                      -13-

S1_EX-36

deposit of negotiable instruments received in the ordinary and usual course of business).

           4.9 Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, there have been no changes in the properties, operations or financial condition of UNICO, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of UNICO, and UNICO does not know of any development or threatened development of a nature that is, or which could be reasonably expected to have a materially adverse effect upon the business of UNICO or upon any of its assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature. This representation will also be true on the Closing date.

           4.10 Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employee's income withholding, social security and unemployment taxes imposed by the United
States, any state or any foreign county, or by any other taxing authority, which have or may have become due or payable by UNICO and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by UNICO with respect to estimated income, franchise and employees'
withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or, to the knowledge of UNICO, threatened against UNICO.

           4.11 Ownership of Assets. UNICO owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges, except those listed on Exhibit 4.11. Exhibit 4.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by UNICO or in which UNICO has an interest. Except as set forth in Exhibit 4.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets.
Such assets so owned or leased are, in the reasonable business judgment of
UNICO, sufficient to permit UNICO to conduct its business as now conducted.
Except as set forth in Exhibit 4.11, UNICO is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. UNICO does not know, or have reasonable grounds to know of, any violation by

                                      -14-

S1_EX-37

others of the trademark, trade name or patent rights of UNICO. UNICO is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of UNICO are threatened, and no claim has been received by UNICO alleging any such violation.

           4.12 Insurance. Exhibit 4.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by UNICO as of the date hereof. Except as set forth in Exhibit 4.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth in said Exhibit 4.12, UNICO does not know of any state of facts, or of the occurrence of any event which might reasonably form the basis for any claim against UNICO not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission.

           4.13 Litigation, Compliance with Law. Except as set forth in Exhibit
4.13, there are no actions, suits, proceedings or governmental investigations relating to UNICO or to any of its properties, assets or business pending or, to the knowledge of UNICO, threatened, or any order, injunction, award or decree outstanding against UNICO or against or relating to any of its respective properties, assets or business; and UNICO knows of no basis for any such action, suits or proceedings within the past two years or any such governmental investigation, orders, injunctions or decrees. UNICO is in not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which could be reasonably expected to have a materially adverse effect upon the business of UNICO.

           4.14 Real Property. Exhibit 4.14 sets forth a brief description of all real property which is owned by, or leased to UNICO. UNICO owns outright the fee simple title in and to the real properties shown on said Exhibit 4.14 as being owned by UNICO, free and clear of all claims, liens, mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described in
Exhibit 4.14. The real property leases described in Exhibit 4.14 that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid. Except as set forth in Exhibit
4.14, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by UNICO conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

           4.15 Agreements and Obligations, Performance. Except as listed and briefly described in Exhibit 4.15 (the "Listed Agreements") UNICO is not a party to, or bound by any: (i) written

                                      -15-

S1_EX-38

or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $5,000 that cannot be canceled on thirty (30) days or less notice without penalty; (ii) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements;
(iv) contract for the purchase or sale of any materials, products or supplies for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii)
lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x)
agreement, commitment or understanding relating to indebtedness for borrowed money; (xi) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii)
contract containing covenants limiting the freedom of UNICO to engage or compete in any line or business with any person in any geographical area; (xiii)
contract or option relating to the acquisition or sale of any business; (xiv)
voting trust agreement or similar shareholders' agreement; (xv) other contract, agreement, commitment or understanding which materially affects any of UNICO's properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. A true and correct copy of each of the written Listed Agreements has been delivered to SGI. UNICO has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. UNICO knows of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

           4.16 Condition of Assets. All machinery and equipment regularly used by UNICO in the conduct of its business is in operating condition and repair, ordinary wear and tear excepted. The inventories of UNICO are substantially in usable and saleable condition and in reasonable balance, and such inventory in the aggregate is saleable at least at the value at which it is carried on
UNICO's books.

           4.17 Accounts Receivable. To the knowledge of UNICO, all of the accounts receivable reflected in the books of account of UNICO are valid and arose in the ordinary course of its business, from

                                      -16-

S1_EX-39

the sale of services or goods, and UNICO does not know, or have reason to know, of any valid defense or right of set-off to the rights of UNICO to collect such accounts receivable in the full amounts shown on such books of account less any reserves on the Balance Sheet.

           4.18 Permits and Licenses. Exhibit 4.18 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by UNICO. UNICO has all permits, license, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of UNICO, no suspension or cancellation of any of such permits, licenses, etc., is threatened; and UNICO is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued permits, licenses, orders, franchises and approvals. Exhibit 4.18 also sets forth a brief description of all motor vehicles owned or leased by UNICO and the state of title thereof.

           4.19 Banking Arrangements. Exhibit 4.19 sets forth the name of each bank in or with which UNICO has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box including the names of all persons currently authorized to draw thereon or having access thereto, and the names of all persons, if any, now holding powers of attorney from UNICO and a summary statement of the terms thereof.

           4.20 Interest in Assets. Except as set forth in Exhibit 4.20, none of
UNICO'S officers, directors, or shareholders of greater than 5% of the outstanding shares, owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of UNICO.

           4.21 Salary Information. Exhibit 4.21 contains a list of the names and current salary rates of and bonus commitments to all present officers of
UNICO, and the names and current annual salary rates of all other persons employed by UNICO whose annual salaries exceed $25,000.00.

           4.22 Employee Benefit Plans. Except as set forth in Exhibit 4.22,
UNICO maintains no "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA")), nor does it make employer contributions with respect to its employees. UNICO acquired no such plans and assumed no such contribution obligations in connection with the acquisition of its existing business.

                                      -17-

S1_EX-40

           4.23 No Breach. Neither the execution and delivery of this Agreement by UNICO nor compliance by UNICO with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                    (a) violate or conflict with any provision of the
Certificate of Incorporation or By-Laws of UNICO;

                    (b) violate, or with notice or the passage of time, result\
in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which UNICO is a party or by which either its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                    (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UNICO pursuant to the terms of any such agreement or instrument;

                    (d) violate any judgment, order, injunction, decree or award against, or binding upon, UNICO or upon its properties or assets; or

                    (e) violate any law or regulation of any jurisdiction
relating to UNICO or any of its securities, assets or properties.

           4.24 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between SGI and
UNICO without the intervention of any broker, finder, investment banker or other third party except one party, to be paid by SGI, and another party, to be paid by UNICO. Except for such parties, neither UNICO or SGI have engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

           4.25 Labor Discussions. Except with respect to the agreements listed in Exhibit 4.15 pursuant to Section 4.15(ii), UNICO is not, and has not, during the past three years, been involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. With respect to said Agreements, Exhibit 4.15 sets forth a description of the status thereof, including any demands or proposals with respect to the renewal, extension or replacement thereof.

           4.26 Change of Name. UNICO has not conducted business under any name during the past three (3) years except those set forth on Exhibit 4.26.

                                      -18-

\
S1_EX-41

           4.27 Backlog. Exhibit 4.27 sets forth as of November 30, 1997 the name, aggregate contract price, revenues received to date and balance remaining upon all orders then in progress or under contract. The aggregate backlog of
UNICO as at November 30, 1997 is set forth in Exhibit 4.27.

           4.28 Environmental. Except as previously disclosed or set forth on
Exhibit 4.28, neither UNICO nor any previous owner, tenant, occupant or user of any real property of UNICO, used, generated, manufactured, installed, released, discharge, stored or disposed of any "Hazardous Materials," as defined below, on, under, in or about the side of any such property. The term "Hazardous
Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which UNICO and its subsidiaries, if any, conduct business, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of California Law,
(ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance"
pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33
U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the
Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903),
or (vi) defined as a "hazardous substance" pursuant to Section 101 of the
Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
6901 et seq. (42 U.S.C. 9601). The current operations of UNICO and its current and past use comply and then complied; with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the
Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal
Act, the Resource Conservation Recovery Act, the Comprehensive Environmental
Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances of the state, city and country in which such property is located.
All sewage and waste discharge at such property is and has been discharged in compliance with applicable federal, state and local law. No wells of any kind which may exist on such property have or have been receiving any discharges.
There are no underground storage tanks of any kind at any such property.

           4.29 Untrue or Omitted Facts. No representation, warranty or statement by UNICO in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to UNICO that has had, or which may be reasonably expected to have, a materially adverse effect on UNICO or any of

                                      -19-

S1_EX-42

its assets, properties and business and that has not been disclosed in writing to UNICO.

                                    ARTICLE V

                              PRE-CLOSING COVENANTS

           UNICO and SGI each hereby covenant to the other that, from and after the date hereof, and until the Closing or earlier termination of this Agreement:

           5.1 Access. It shall afford to the officers, attorneys, accountants and other authorized representatives of the other free and full access, during regular business hours and upon reasonable notice, to its books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that such other party may have full opportunity to make such review, examination and investigation as it may desire of its respective business and affairs. It will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the other party of all material facts affecting their respective financial conditions and business operations. All material disclosed will be held in strict confidence by the recipient.

           5.2 Conduct of Business. It will conduct its business only in the ordinary and usual course and make no material change in any of its policies without the prior written consent of the other, which shall not be unreasonably withheld or delayed.

           5.3 Insurance. It will maintain in force the insurance policies listed in Exhibits 3.12 and 4.12 as the case may be, except to the extent that they may be replaced with equivalent policies.

           5.4 Liabilities. It shall not incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than:
(i) the foregoing obligations and liabilities, (ii) debts, liabilities, and obligations set forth in its Balance Sheet; (iii) debts, liabilities and obligations arising after the Balance Sheet Date in the ordinary course of its business; and (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits annexed to this Agreement.

           5.5 Preservation of Business. It will use its best efforts to preserve its business organization intact, to keep available the services of its present officers, employees and consultants, and to preserve its goodwill.

                                      -20-

S1_EX-43

           5.6 No Breach. It will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as at the Closing as if repeated at the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents or is likely to cause such a breach or default.

           5.7 No Negotiations. It will not enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of its securities or assets, with anyone other than the other unless the
Closing shall not have occurred by February 15, 1998.

                                   ARTICLE VI

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UNICO TO CLOSE

           The obligations of UNICO to enter into and complete the Closing, is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by UNICO (except when the fulfillment of such condition is a requirement of law).

           6.1 Representations and warranties. All representations and warranties of SGI contained in this Agreement and in any written statement
(including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the
Closing Date, as if made at the Closing and as of the Closing date.

           6.2 Covenants. SGI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

           6.3 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of UNICO to own the Shares or to operate or control the assets, properties and business of SI after the
Closing Date, or which might have a materially adverse effect thereon.

           6.4 Consents, Licenses and Permits. SGI shall have obtained all consents, licenses and permits of third parties necessary for the performance by it of all of its obligations under this Agreement, and such other consents, if any, to prevent (i)

                                      -21-

S1_EX-44

agreements of SGI from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of SGI, or (ii) any material indebtedness of SGI from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

           6.5 Certificate. UNICO shall have received a certificate dated the
Closing Date, signed by the President and Secretary of SGI as to the satisfaction of the conditions contained in Sections 6.1, 6.2, 6.3, 6.4 and 6.6.

           6.6 No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status or prospects of SGI since the Balance Sheet Date.

                                   ARTICLE VII

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                                  SGI TO CLOSE

           The obligation of SGI to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by SGI (except when the fulfillment of such condition is a requirement of law).

           7.1 Representations and warranties. All representations and warranties of UNICO contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing
Date.

           7.2 Covenants. UNICO shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

           7.3 No Actions. No action suit, proceedings, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

           7.4 Consents, Licenses and Permits. UNICO shall have obtained all consents, licenses and permits of third parties necessary for the performance by
UNICO of all of its obligations

                                      -22-

S1_EX-45

under this Agreement, and such other consents, if any, to prevent; (i)
agreements of UNICO from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of UNICO, or (ii) any material indebtedness of UNICO from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

           7.5 Certificate. SGI shall have received a certificate of UNICO, dated the Closing Date, signed by the President and Secretary of UNICO as to the satisfaction of the conditions contained in Sections 7.1, 7.2, 7.3 and 7.4 and
7.6.

           7.6 No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status or prospects of UNICO since the Balance Sheet Date.

           7.7 SEC and Nasdaq Compliance UNICO shall be in full compliance with all reporting requirements of the Securities and Exchange Commission, including required amendments to filings and reports, and UNICO's Common Stock shall be listed for trading on Nasdaq.

                                  ARTICLE VIII

                                     CLOSING

           8.1 Time and Location. The Closing provided for herein shall take place at the offices of Tenzer Greenblatt LLP, effective 60 days from the date hereof or at such other time and place as may be mutually agreed to by the parties hereto. Such date is referred to in this Agreement as the "Closing
Date".

           8.2 Items to be Delivered by SGI. At the Closing, SGI will deliver or cause to be delivered to UNICO:

                    (a) Certificates representing the Shares in accordance with
Section 1.1 hereof, accompanied by all instruments and documents as in the opinion of UNICO's counsel, shall be necessary to effect the transfer of and to vest title in and to the Shares in UNICO, free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon;

                    (b) The certificates required by Section 6.5;

                    (c) Such other certified resolutions, documents and
certificates as are required to be delivered by SGI and UNICO pursuant to the provisions of this Agreement.

                                      -23-
S1_EX-46

           8.3 Items to be Delivered by UNICO. At the Closing, UNICO will deliver or cause to be delivered to SGI:

                    (a) The certificates required by Sections 7.5;

                    (b) Such other certified resolutions, documents and
certificates as are required to be delivered by UNICO pursuant to the provisions of this Agreement.

                    (c) The preferred and common stock certificates to be
delivered hereunder.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

           9.1 Survival. SGI, SI and UNICO and UNICO agree that their respective representations, warranties, covenants and agreements contained in this
Agreement shall survive the Closing for a term of three (3) years with the exception of those regarding taxes which shall survive until the expiration of the respective periods within which such taxes may be assessed.

           9.2 Indemnification. SGI and UNICO each agree to save, defend and indemnify the other against and hold it harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of any misrepresentation made by such indemnifying party or any transaction or event commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in UNICO's or UNICO's Balance Sheet, this Agreement or the exhibits hereto, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in the respective Balance Sheets. Any valid claims for indemnification shall be paid for with common shares, meaning if SGI must indemnify, UNICO may cancel outstanding shares held by SGI and if UNICO must indemnify it will issue additional shares to SGI. In either event, the shares will be valued at market value at the time of cancellation or issuance, as the case may be.

           9.3 Defense of Claims. An indemnified party shall notify the indemnifying party with reasonable promptness of any claim asserted against it in respect of which the indemnifying party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The indemnifying party shall have the right to defend any such claim at its own expense and with counsel of its choice; provided, however, that such counsel shall have been approved by the indemnified party prior to engagement; which approval shall not be unreasonably withheld or delayed; and

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provided further, that the indemnified party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

           9.4 Rights Without Prejudice. The rights of UNICO and SGI under this
Article IX are without prejudice to any other rights or remedies that either may have by reason of this Agreement or as otherwise provided by law.

                                    ARTICLE X

                             TERMINATION AND WAIVER

           10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior the Closing Date:

                     (a) By mutual consent of the Board of Directors of UNICO
and SGI;

                     (b) By UNICO if any of the conditions set forth in Article
VI hereof shall not have been fulfilled on or prior to the Closing Date, or shall become incapable of fulfillment at any time, and shall not have been waived;

                     (c) By SGI if any of the conditions set forth in Article
VII hereof shall not have been fulfilled on or prior to the Closing Date, or shall have become incapable of fulfillment at any time, and shall not have been waived;

                     (d) By SGI or UNICO if any material legal action or
proceedings shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of
SGI or UNICO, to consummate same.

           In the event that the Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto.

           10.2 Waiver. Any condition to the performance of either party which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party. The failure of any party at any time or times to require performance of any provision hereto shall in no manner effect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement shall release or affect any liability resulting from such breach, and no

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S1_EX-48
waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

           11.1 Expenses. Each of the parties hereto shall bear its own expenses in connection herewith.

           11.2 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section 11.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

           11.3 Modification, Termination or Waiver. This Agreement may be
amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at anytime or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

           11.4 Publicity. The parties agree that no publicity release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

           11.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by reputable overnight delivery service, or be mailed, certified or registered mail, postage prepaid, as follows:

                                      -26-
S1_EX-49

          If to UNICO, to:

                     Mr. William Hagler
                     P.O. Box 35
                     Farmington, NM 87499

                     With a copy to:

                     Mr. Thad H. Turk, Esq.
                     P.O. Box 27560
                     Albuquerque, NM 87125

           and if to SGI, to:

                     Mr. Ike Suri
                     Starlicon Group, Inc.
                     48507 Milmont Drive, Suite B
                     Fremont, CA 94538

           With a copy to:

                     Mr. Benjamin  Raphan, Esq.
                     Tenzer Greenblatt LLP
                     405 Lexington Avenue
                     New York, NY  10174

           The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notices of any such change in the manner provided herein for giving notice.

           11.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties.

           11.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

           11.8 Exhibits. All Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits, documents or instruments shall be deemed to refer to and include all such Exhibits, documents and instruments.

           11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California

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S1_EX-50

applicable to agreements made and to be performed entirely within that state, excluding the choice of law rules thereof.

           11.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

           11.11 Section Headings. The section headings contained in this
Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

           11.12 Exhibit. This Agreement may be executed prior to the preparation of all Exhibits. If such occurs, this shall not be deemed a completed Agreement until the Exhibits have been prepared, exchanged, accepted and initialed or signed by SGI and UNICO.

           11.13 Continued Nasdaq Listing. The parties acknowledge that the transaction contemplated by this Agreement will constitute a change in control, business or financial structure as defined by Nasdaq. Accordingly, after
Closing, UNICO will be required to meet Nasdaq's Small Cap Market Entry
Standards. The parties agree to use their best efforts to assure UNICO's continued Nasdaq listing.

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           WITNESS the execution of this Agreement as of the date first above written.

UNICO, INC.                                 STARLICON GROUP,INC.

BY: /s/ WILLIAM M. HAGLER                   BY: /s/ IKE SURI
    ---------------------------------           --------------------------------

NAME: Mr. William Hagler                    NAME: Mr. Ike Suri
      -------------------------------             ------------------------------

TITLE: CEO, Chairman                        TITLE: President
       -----------------------------               -----------------------------

STARLICON INTERNATIONAL,INC.

BY: /s/ SZETO, WING PO
    ---------------------------------

NAME: Szeto, Wing Po
      -------------------------------
TITLE: Vice President
      -------------------------------

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